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                                                                    Exhibit 10.1

                           KING PHARMACEUTICALS, INC.

                                 INCENTIVE PLAN

                          RESTRICTED STOCK CERTIFICATE

     This Certificate, when executed by a duly authorized officer of King Pharmaceuticals, Inc. (the "Company") and by Participant, evidences the grant to the Participant named below of Restricted Common Stock of the Company.

1.   Name and Address of Participant: __________________________________________

                                      __________________________________________

                                      __________________________________________

2.   Date of Grant:                   __________________________________________

3.   Type of Grant:                   Restricted Stock

4.   Number of Shares:                __________________________________________

5.   Vesting Schedule:                The restrictions upon the Restricted Stock
                                      shall lapse upon the 3rd anniversary of
                                      ________________.

6.   Purchase Price:                  __________________________________________

This Restricted Stock is subject to and governed by the terms of this Restricted Stock Certificate, the Restricted Stock Agreement attached hereto and incorporated by reference herein and the Company's Incentive Plan.

                                        KING PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        PARTICIPANT

                                        ----------------------------------------

This Restricted Stock Certificate may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile or photographic copies of originally signed copies of this Restricted Stock Certificate will be deemed to be originals.

FORM RS-1

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                        RESTRICTED STOCK GRANT AGREEMENT
                   PURSUANT TO THE KING PHARMACEUTICALS, INC.
                                 INCENTIVE PLAN

     This Restricted Stock Grant Agreement (the "Agreement") is made as of the date set forth on the Restricted Stock Certificate attached hereto (the "Grant Date") by King Pharmaceuticals, Inc. (the "Company") and the individual identified on the Restricted Stock Certificate (the "Participant") to effect an award of restricted stock by the Company to the Participant on the terms and conditions set forth below:

     1.   AWARD OF RESTRICTED STOCK.

     As of the Grant Date, subject to the terms, conditions and restrictions set forth herein, the Company grants and issues to the Participant the number of shares of the Company's common stock indicated on the Restricted Stock Certificate (the "Restricted Stock").

     2.   GOVERNING PLAN.

     The Restricted Stock shall be granted pursuant to and (except as specifically set forth herein) subject in all respects to the applicable provisions of the King Pharmaceutical, Inc. Incentive Plan ("Plan"), which are incorporated herein by reference. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

     3.   RESTRICTIONS ON THE RESTRICTED STOCK.

          (a) No Transfer. The shares of Restricted Stock (including any shares received by the Participant with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered during the Restricted Period.

          (b) Vesting. The restrictions imposed under Section 3(a) will be removed from the Restricted Stock at the end of the applicable Restricted Period. Removal of the restrictions imposed under Section 3(a) from particular shares of Restricted Stock is referred to as "vesting" of those shares and shares from which the restrictions have been removed are referred to as "vested."

     4.   VOTING AND OTHER RIGHTS.

     During the period prior to vesting, except as otherwise provided herein, the Participant will have all of the rights of a shareholder with respect to all of the Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive all dividends or other distributions with respect to such Restricted Stock. In connection with the payment of such


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dividends or other distributions, the Company will be entitled to deduct from any amounts otherwise payable by the Company to Participant (including without limitation salary or other compensation) any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Participant's account.

     5.   CERTIFICATION, ESCROW AND DELIVERY OF SHARES.

          (a) Certificates. Each certificate representing the Restricted Stock will be endorsed with a legend substantially as set forth below, as well as such other legends as the Company may deem appropriate to comply with applicable laws and regulations:

          The securities evidenced by this certificate are subject to certain limitations on transfer and other restrictions as set forth in that certain Restricted Stock Grant Agreement, dated as of ____________________, 2005, between the Company and the holder of such securities, pursuant to the King Pharmaceutical, Inc. Incentive Plan (copies of which are available for inspection at the offices of the Company).

          (b) Escrow. With respect to the Restricted Stock (including any shares received by Participant with respect to shares of Restricted Stock that have not yet vested as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration), the Secretary of the Company, or such other escrow holder as the Secretary may appoint, will retain physical custody of the certificate representing such share until such share vests.

          (c) Delivery of Certificates. As soon as reasonably practicable after the vesting of any Restricted Stock, the Company will release the certificate(s) representing such vested Restricted Stock to Participant. If other still unvested shares of Restricted Stock are also represented by the same stock certificate as vested shares, then such certificate will be retired and new certificates representing the vested and unvested portions of the Restricted Stock will be issued in place of the existing certificate. The certificate representing the vested Restricted Stock will be delivered to Participant and the certificate representing the still unvested shares of Restricted Stock will be retained by the escrow holder.

     6.   ADDITIONAL AGREEMENTS.

          (a) Tax Matters. The Restricted Stock is subject to appropriate income tax withholding and other deductions required by applicable laws or regulations, and Participant and his successors will be responsible for all income and other taxes payable as a result of grant or vesting of the Restricted Stock or otherwise in connection with this Agreement. The Company is not required to provide any gross-up or other tax assistance. Participant understands that Participant may make an election pursuant to
     Section 83(b) of the Internal Revenue Code (the "Code") within thirty (30) days after the date Participant acquired the Restricted Stock hereunder, or comparable provisions of any state tax law, to include in Participant's gross income the fair market value (as of the date


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     of acquisition) of the Restricted Stock. Participant may make such an election only if, prior to making any such election, Participant (a) notifies the Company of Participant's intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority for Participant's account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise. Participant understands that if Participant does not make a proper and timely Section 83(b) election, generally under Section 83 of the Code, at the time the Restricted Period lapses with respect to any portion of the Restricted Stock, Participant will recognize ordinary income and be taxed in an amount equal to the fair market value (as of the date the forfeiture restrictions lapse) of the Restricted Stock less the purchase price paid for the Restricted Stock. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
     SECTION 83(B). PARTICIPANT IS RELYING SOLELY ON PARTICIPANT'S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A SECTION 83(B) ELECTION.

          (b) Independent Advice; No Representations. Participant acknowledges that (i) (s)he was free to use professional advisors of his choice in connection with this Agreement, has received advice from her/his professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; and (ii) (s)he has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Company affiliate or any employee of or counsel to the Company regarding any tax or other effects or implications of the Restricted Stock or other matters contemplated by this Agreement.

          (c) Value of Restricted Stock. No representations or promises are made to Participant regarding the value of the Restricted Stock or Company's business prospects. Participant acknowledges that information about investment in Company stock, including financial information and related risks, is contained in Company's SEC reports which have been made available for Participant's review at any time before Participant's acceptance of this Agreement. Further, Participant understands that the Company does not provide tax or investment advice and acknowledges Company's recommendation that Participant consult with independent specialists regarding such matters. Sale or other transfer of the Company stock may be limited by and subject to Company policies as well as applicable securities laws and regulations.

          (d) Adjustment in Capitalization. In the event of an Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, then the Award pursuant to Section 1 of this Agreement shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares equal to the Restricted Stock would have been entitled to receive in connection with such Adjustment Event; provided, that any securities issued to Participant in respect of unvested Granted Shares will be subject to the same restrictions


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     and vesting provisions that were applicable to the Restricted Stock in exchange for which the securities were issued.

          (e) Change of Control. Upon a Change of Control, vesting shall occur with respect to the Restricted Stock in accordance with Article 11 of the Plan.

          (f) Termination of Employment. Upon a Termination of Employment, vesting or forfeiture of the Restricted Stock shall be determined according to Section 8.7 of the Plan.

          (g) No Right to Continued Employment. This Agreement does not confer upon Participant any right to continue as an employee of the Company or its subsidiary or to any particular employment tenure, nor does it limit in any way the right of Company or its subsidiary to terminate Participant's services to the Company or its subsidiary at any time, with or without cause.

          (h) Spousal / Domestic Partner Consent. If the Participant is married or has a domestic partner, this Agreement shall be effective only upon the execution and delivery to the Company of the consent attached hereto as Exhibit B.

     7.   GENERAL.

          (a) Successors and Assigns. This Agreement is personal in its nature and Participant may not assign or transfer his/her rights under this Agreement.

          (b) Notices. Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight
     (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:


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To the Company:                         King Pharmaceuticals, Inc.
                                        501 Fifth Street
                                        Bristol, TN 37620
                                        Attention: _____________________________

     To Participant: At his/her address of record as maintained in the Company's files.

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

          (c) Entire Agreement. Except as this Agreement may expressly provide otherwise, this Agreement, the Restricted Stock Certificate and the Plan constitute the entire agreement and understanding of the Company and Participant with respect to the subject matter hereof and thereof, and supersede all prior written or verbal agreements and understandings between Participant and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Participant and an authorized officer of the Company.

          (d) Governing Law; Severability. This Agreement will be construed and interpreted under the laws of the State of Tennessee applicable to agreements executed and to be wholly performed within the State of Tennessee. If any provision of this Agreement as applied to any party or to any circumstance is adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

          (e) Remedies. All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

          (f) Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Agreement, and will not affect the meaning or interpretation of this Agreement. References herein to Sections are references to the referenced Section hereof, unless otherwise specified.


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          (g) Waivers; Amendments. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any later breach of that provision. This Agreement may be modified only by written agreement signed by Participant and the Company.


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                                    EXHIBIT A
                       TO RESTRICTED STOCK GRANT AGREEMENT
                                 PURSUANT TO THE
                    KING PHARMACEUTICALS, INC. INCENTIVE PLAN

                ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
                       IN GROSS INCOME IN YEAR OF TRANSFER
                       INTERNAL REVENUE CODE SECTION 83(B)

     The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

     1.   NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF THE UNDERSIGNED:

          __________________________________________
          __________________________________________
          __________________________________________
          Taxpayer SSN.: ___________________________

     2.   DESCRIPTION OF PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING
          MADE:

     _______________ shares of common stock "(Common Stock") of King Pharmaceuticals, Inc., a Tennessee corporation ("the Company")

     3.   DATE ON WHICH PROPERTY WAS TRANSFERRED: ___________________________

     4.   TAXABLE YEAR TO WHICH THIS ELECTION RELATES: _________________________

     5.   NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT:

     The Common Stock vests according to the following schedule: _______________

     The Common Stock is non-transferable in the taxpayer's hands, prior to vesting and payment of any required consideration and tax-related amounts.

     6.   FAIR MARKET VALUE OF THE PROPERTY:

     The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions that by their terms will never lapse) of the property with respect to which this election is being made is $ _________ per share.

     7.   AMOUNT PAID FOR THE PROPERTY:

     The amount paid by the taxpayer for said property is $_______________ per share.


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     8.   FURNISHING STATEMENT TO EMPLOYER:

     A copy of this statement has been furnished to the Company.


Date:
      -------------------------------   ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Printed Name

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year, send one copy to the Company and retain an additional copy for his or her records.


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                                    EXHIBIT B
                       TO RESTRICTED STOCK GRANT AGREEMENT
                                 PURSUANT TO THE
                    KING PHARMACEUTICALS, INC. INCENTIVE PLAN

                      CONSENT OF SPOUSE / DOMESTIC PARTNER

     I, ____________________________, spouse or domestic partner of
_________________________, acknowledge that I have read the RESTRICTED STOCK GRANT AGREEMENT dated as of _______________ (the "Agreement") to which this Consent is attached as Exhibit B and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Restricted Stock granted to my spouse/domestic partner pursuant to the Agreement is subject to a Restricted Period during which all or a portion of the Restricted Stock may be required to be forfeited to King Pharmaceuticals, Inc. (the "Company") and that, accordingly, I may be required to forfeit to the Company any or all of the Restricted Stock of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

     I hereby agree that my interest, if any, in the Restricted Stock subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Restricted Stock shall be similarly bound by the Agreement.

     I agree to the Restricted Period described in the Agreement and I hereby consent to the forfeiture of the Restricted Stock to the Company by my spouse/domestic partner or my spouse/domestic partner's legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Restricted Stock by an outright bequest of the Restricted Stock to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Restricted Stock with respect to any interest of mine in the Restricted Stock as it would have had pursuant to the Agreement if I had acquired the Restricted Stock pursuant to a court decree in domestic litigation.

     I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

     Dated as of the _______ day of ________________, 200_.


                                        Signature:
                                                   -----------------------------
                                        Name:
                                              ----------------------------------


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